EXECUTION COPY

Exhibit 10.05

FIRST AMENDMENT, dated as of June 22, 2017 (this “Amendment”), to the AMENDED AND RESTATED REVOLVING LOAN FACILITY CREDIT AGREEMENT, dated as of May 2, 2014, as amended and restated as of November 14, 2014, and as further amended and restated as of February 19, 2016 (the “Existing Revolving Loan Credit Agreement”), between CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., an exempted limited company incorporated under the laws of Bermuda (“Borrower” or “CME”), the Lenders party thereto from time to time and TIME WARNER INC., a Delaware corporation (“Time Warner”) as Administrative Agent (the “Administrative Agent”).
WHEREAS, CME, Time Warner and CME Media Enterprises B.V., a private company incorporated under the laws of the Netherlands, have agreed to enter into the Second Amendment to the Reimbursement Agreement, dated as of the date hereof, in order to, among other things, amend certain financial covenants (the “Reimbursement Agreement Amendment”);
WHEREAS, Borrower and Time Warner, constituting the Sole Lender under the Existing Revolving Loan Credit Agreement as of the date hereof, have agreed to effect an amendment to the Existing Revolving Loan Credit Agreement as set forth herein in order to introduce conforming changes from the Reimbursement Agreement Amendment; and
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Existing Revolving Loan Credit Agreement.
SECTION 2.     Amendment of Revolving Loan Credit Agreement. Effective as of the First Amendment Effective Date (as defined below), the Existing Revolving Loan Credit Agreement is hereby amended (the Existing Revolving Loan Credit Agreement, as so amended, being referred to herein as the “Revolving Loan Credit Agreement”) as follows:

A.	Section 1.01 of the Revolving Loan Credit Agreement shall be amended by:
(i) inserting the following new defined terms in appropriate alphabetical order:
“Capital Lease Limit” has the meaning assigned to such term in Section 5.18(b)(ii).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the recorded amount thereof determined in accordance with GAAP.
“Deleveraging Condition” has the meaning assigned to such term in the Reimbursement Agreement.
“Deleveraging Condition Satisfaction Notice” has the meaning assigned to such term in the Reimbursement Agreement.
“Net Available Cash” has the meaning assigned to such term in the Reimbursement Agreement.
(ii) amending the definition of “Cashflow” by inserting the phrase “(other than as provided in Section 5.04(b)(ii))” after the phrase “operating activities of the Group” in the lead-in thereof.
(iii) amending the definition of “EBITDA” by inserting the phrase “(other than as provided in Section 5.04(b)(ii))” at the end of clause (e) of the definition.

B.	Section 5.04(b)(ii) of the Revolving Loan Credit Agreement shall be amended by removing the word, “and” from the end of clause (3) thereof and adding the following clauses (5) through (7):
(5) there shall be included in determining EBITDA for any Relevant Period the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, mutatis mutandis) for the Relevant Period of any operations classified as discontinued operations relating to assets subject to binding contractual arrangement for the disposition hereof, if as of the end of the Relevant Period such disposition has not closed;
(6) there shall be included in determining Cashflow for any Relevant Period the cash flows (calculated on the same basis as Cashflow, mutatis mutandis) generated during the Relevant Period by any operations classified as discontinued operations relating to assets subject to binding contractual arrangement for the disposition hereof, if as of the end of the Relevant Period such disposition has not closed; and

(7) if during any Relevant Period (i) Borrower applies any Net Available Cash received from any asset disposition permitted under Section 5.14 (or otherwise permitted by the Lenders) to repay Financial Indebtedness (pursuant to the provisions of the Reimbursement Agreement), and (ii) such disposed assets had been classified as discontinued operations in accordance with GAAP, the Finance Charges for such Relevant Period shall be calculated after giving effect on a pro forma basis to such repayment of such Financial Indebtedness, as if such repayment had occurred on the first day of such Relevant Period;

C.	Section 5.18(b)(ii) of the Revolving Loan Credit Agreement shall be amended and restated in its entirety with the following:

(ii)
incurred while no Event of Default is continuing or would result from such incurrence under finance or capital leases provided that the aggregate amount of Capital Lease Obligations of members of the Group outstanding does not exceed $30,000,000 (or its equivalent in other currencies) at any time (the “Capital Lease Limit”); provided that, if the Deleveraging Condition is satisfied in accordance with the Reimbursement Agreement, the Capital Lease Limit shall be $50,000,000 (or its equivalent in other currencies) from the first calendar day of the first full month following the date of delivery of a Deleveraging Condition Satisfaction Notice in accordance with the Reimbursement Agreement; or

SECTION 3.     Representations and Warranties. Borrower hereby represents and warrants that (i) this Amendment is within its corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action, (ii) this Amendment has been duly executed and delivered by it, (iii) this Amendment constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iv) as of the date hereof, no Default or Event of Default has occurred and is continuing and (v) the representations and warranties set forth in Article III of the Existing Revolving Loan Credit Agreement are true and correct in all material respects (unless any such representation or warranty is already qualified by materiality, in which case, such representation or warranty is true and correct in all respects) on and as of the date hereof, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (unless any such representation or warranty is already qualified by materiality, in which case, such representation or warranty is true and correct in all respects) as of such earlier date. Borrower represents and warrants that since December 31, 2016, there has been no material adverse change in the business, assets, operations or financial condition of Borrower and its consolidated subsidiaries, taken as a whole.
SECTION 4.     Effectiveness. This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that bear the authorized signatures of Borrower.
SECTION 5.     Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Existing Revolving Loan Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Revolving Loan Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
(b)On and after the First Amendment Effective Date, each reference in the Existing Revolving Loan Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Existing Revolving Loan Credit Agreement as amended hereby, and each reference to the Revolving Loan Credit Agreement shall be deemed to be a reference to the Existing Revolving Loan Credit Agreement as amended hereby.
SECTION 6.     Governing Law; Jurisdiction.
(a)     This Amendment shall be construed in accordance with and governed by the law of the State of New York.
(b)     Each party to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Revolving Loan Credit Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)     Each party to this Amendment hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section 6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
By:	/s/ David Sturgeon Name: David Sturgeon Title: Chief Financial Officer

[Signature Page to First Amendment]

TIME WARNER INC.
By:	/s/ Edward B. Ruggiero Name: Edward B. Ruggiero Title: Senior Vice President & Treasurer

[Signature Page to First Amendment]